UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

21557 Telegraph Road
Southfield, MI		48034
(Address of principal		(Zip code)
executive offices)

(248) 447-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On August 3, 2004, Lear Corporation issued $400,000,000 aggregate principal amount of unsecured 5 3/4% senior notes due 2014 (the “Notes”). A copy of the Indenture governing the Notes between Lear Corporation, certain subsidiary guarantors and BNY Midwest Trust Company, as trustee, is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

4.1	Indenture dated as of August 3, 2004, among Lear Corporation, the Guarantors named therein and BNY Midwest Trust Company, as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION

Date: August 3, 2004	By:	/s/ Daniel A. Ninivaggi

	Name:	Daniel A. Ninivaggi
	Title:	Senior Vice President, Secretary and
General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture dated as of August 3, 2004, among Lear Corporation, the Guarantors named therein and BNY Midwest Trust Company, as trustee.

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